UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 3, 2005

Parametric Technology Corporation

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 6, 2005, Parametric Technology Corporation (PTC) filed with the Securities and Exchange Commission a Schedule TO (as amended and supplemented to date, the “Schedule TO”) pursuant to which it conducted a tender offer to its eligible employees to exchange eligible options to purchase shares of its common stock for a cash payment (the “Exchange Offer”). Eligible options were outstanding options with exercise prices equal to or greater than $9.00 per share granted under PTC’s participating equity incentive plans and that were vested at the offer expiration time.

The terms of the Exchange Offer are more fully described in the offer documents filed by PTC on July 6, 2005 with the Securities and Exchange Commission.

The Offer expired at 8:00 p.m., Boston, Massachusetts time, on Wednesday, August 3, 2005. Pursuant to the Exchange Offer, PTC accepted for purchase all properly tendered and not validly withdrawn eligible options, which options represented the right to purchase an aggregate of 18,261,618 shares of PTC’s common stock. This amount represents 93.2% of the outstanding options eligible for the Exchange Offer. Upon the terms and subject to the conditions of the Exchange Offer, PTC will pay promptly an aggregate cash payment of $12,791,593.24 for such tendered and accepted options.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release dated August 4, 2005 reporting results of exchange offer. Incorporated by reference from PTC’s Amendment No. 4 to Schedule TO filed on August 4, 2005.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMETRIC TECHNOLOGY CORPORATION

By:	/s/ Cornelius F. Moses, III
Cornelius F. Moses, III
Executive Vice President and Chief Financial Officer

Date: August 4, 2005

3